Exhibit 5(q)
SUB-ADVISORY AGREEMENT
BETWEEN
FIDELITY MANAGEMENT & RESEARCH COMPANY
AND
FIDELITY MANAGEMENT & RESEARCH COMPANY (U.K.) INC.
AND
FIDELITY ADVISOR SERIES VIII ON BEHALF OF
FIDELITY ADVISOR OVERSEAS FUND
 AGREEMENT made this 31st day of October 1997, by and between Fidelity Management & Research Company, a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Advisor"); Fidelity Management & Research Company (U.K.) Inc. (hereinafter called the "Sub-Advisor"); and Fideilty Advisor Series VIII, a Massachusetts business trust which may issue one or more series of shares of beneficial interest (hereinafter called the "Fund") on behalf of Fidelity Advisor Overseas Fund (hereinafter called the "Portfolio").
 WHEREAS the Fund and the Advisor have entered into a Management Contract on behalf of Portfolio, pursuant to which the Advisor is to act as investment manager of the Portfolio; and
 WHEREAS the Sub-Advisor and its subsidiaries and other affiliated persons have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries and securities of issuers located in such countries, and providing investment advisory services in connection therewith;
 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Fund, the Advisor and the Sub-Advisor agree as follows:
 1. Duties: The Advisor may, in its discretion, appoint the Sub-Advisor to perform one or more of the following services. The portion of the investments of the Portfolio advised or managed by the Sub-Advisor shall be agreed upon from time to time by the Advisor and the Sub-Advisor. The Sub-Advisor shall pay the salaries and fees of all personnel of the Sub-Advisor performing services for the Portfolio relating to research, statistical and investment activities.
 (a) Investment Advice: If and to the extent requested by the Advisor, the Sub-Advisor shall provide investment advice to the Portfolio and to the Advisor, and, in connection with such advice, shall furnish the Portfolio and the Advisor factual information, research reports and investment recommendations as the Advisor may reasonably require. Such information may include written and oral reports and analyses.
 (b) Investment Management: If and to the extent requested by the Advisor, the Sub-Advisor shall, subject to the supervision of the Advisor, manage all or a portion of the investments of the Portfolio in accordance with the investment objective, policies and limitations provided in the Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 (the "1940 Act") and rules thereunder, as amended from time to time, and such other limitations as the Fund may impose with respect to the Portfolio by notice to the Advisor and the Sub-Advisor. The provision of investment management services shall also include the provision of investment advisory services described under subparagraph
(a) hereof. With respect to the portion of the investments of the Portfolio under its management, the Sub-Advisor is authorized to make investment decisions on behalf of the Portfolio with regard to any stock, bond, other security or investment instrument, and to place orders for purchase and sale of such securities through such broker-dealers as the Sub-Advisor may select. The Sub-Advisor may also be authorized, to the extent such duties are delegated in writing by the Advisor, to provide additional investment management services to the Portfolio, including but not limited to providing currency management services (including entering into currency forward, futures and options contracts on behalf of the Portfolio); trading futures and options contracts on securities or indexes; and borrowing or lending Portfolio securities. All investment management and any other actions of the Sub-Advisor shall at all times be subject to the control and direction of the Advisor and the Fund's Board of Trustees.
 (c) Order Execution Services : The Sub-Advisor may provide order execution services with respect to investments of the Portfolio with or without providing investment advice or investment management services with respect to such investments; however, the provision of order execution services with respect to investments of the Portfolio shall not constitute provision of investment advice under subarea (a) or investment management under subparagraph (b) with respect to such investments for the purpose of calculating the Investment Management Fee unless the Sub-Advisor also provides investment advice or investment management services with respect to such investments.
 (d) Subsidiaries and Affiliates: The Sub-Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by the Fund to the extent required pursuant to the 1940 Act and rules thereunder.

 2. Information to be Provided to the Fund and the Advisor: The Sub-Advisor shall furnish such reports, evaluations, information or analyses to the Fund and the Advisor as the Fund's Board of Trustees or the Advisor may reasonably request from time to time, or as the Sub-Advisor may deem to be desirable.
 3. Brokerage: In connection with the services provided under Section 1(b) of this Agreement, the Sub-Advisor, at its own expense, shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Advisor or Sub-Advisor. The Sub-Advisor shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolio and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of l934) to the Portfolio and/or the other accounts over which the Sub-Advisor or Advisor exercise investment discretion. The Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and the Advisor have with respect to accounts over which they exercise investment discretion. The Trustees of the Fund shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.
 4. Compensation: The Advisor shall compensate the Sub-Advisor on the following basis for the services to be furnished hereunder.
 (a) Investment Advisory Fee: For services provided under sub-paragraph (a) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Sub-Advisory Fee. The Sub-Advisory Fee shall be equal to 110% of the Sub-Advisor's costs incurred in connection with sub-paragraph (a) of paragraph 1 of this Agreement. The Sub-Advisory Fee shall not be reduced to reflect expense reimbursements or fee waivers by the Advisor, if any, in effect from time to time.
 (b) Investment Management Fee: For services provided under subparagraph (b) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Investment Management Fee. The Investment Management Fee shall be equal to 50% of the monthly management fee rate that the Portfolio is obligated to pay the Advisor under its Management Contract with the Advisor, times the average daily market value of investments held by the Portfolio as to which the Sub-Advisor shall have provided investment management services; provided, however, that in no event shall the Investment Management Fee exceed 50% of such monthly management fee rate times the Portfolio's average daily net assets. If in any fiscal year the aggregate expenses of the Portfolio exceed any applicable expense limitation imposed by any state or federal securities laws or regulations, and the Advisor waives all or a portion of its management fee or reimburses the Portfolio for expenses to the extent required to satisfy such limitation, the management fee rate referred to in the preceding sentence shall be proportionately reduced for the purpose of calculating the Investment Management Fee, and shall be equal to the monthly management fee amount that the Portfolio is obligated to pay the Advisor under its Management Contract with the Advisor, minus the amount of such waivers or reimbursements, divided by the Portfolio's average daily net assets. To the extent that waivers and reimbursements by the Advisor required by such limitations are in excess of the Advisor's management fee, the Sub-Advisor shall reimburse the Advisor in an amount equal to the amount of such excess reimbursements, times the average daily market value of investments held by the Portfolio as to which the Sub-Advisor shall have provided investment management services, divided by the Portfolio's average daily net assets; provided, however, that in no event shall the Sub-Advisor reimburse the Advisor for more than 100% of the amount reimbursed by the Advisor.
 (c) Provision of Multiple Services: If the Sub-Advisor shall have provided both investment advisory services under subparagraph (a) of paragraph 1 and order execution services under subparagraph (c) of the same paragraph, the fees of the Sub-Advisor with respect to such investments shall be calculated solely under subparagraph (a) of this paragraph 4. If the Sub-Advisor shall have provided both investment advisory services under subparagraph (a) of paragraph 1 and investment management services under subparagraph (b) of the same paragraph, the fees of the Sub-Advisor with respect to such investments (including any reimbursements to the Advisor) shall be calculated exclusively under subparagraph (b) of this paragraph 4, and the Sub-Advisor shall not be entitled to received any Sub-Advisory Fee with respect to such assets.
 5. Expenses: It is understood that the Portfolio will pay all of its expenses other than those expressly stated to be payable by the Sub-Advisor hereunder or by the Advisor under the Management Contract with the Portfolio, which expenses payable by the Portfolio shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's Trustees other than those who are "interested persons" of the Fund, the Sub-Advisor or the Advisor; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefore; (ix) a pro rata share, based on relative net assets of the Portfolio and other registered investment companies having Advisory and Service or Management Contracts with the Advisor, of 50% of insurance premiums for fidelity and other coverage; (x) its proportionate share of association membership dues; (xi) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (xii) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio is a party and the legal obligation which the Portfolio may have to indemnify the Fund's Trustees and officers with respect thereto.
 6. Interested Persons: It is understood that Trustees, officers, and shareholders of the Fund are or may be or become interested in the Advisor or the Sub-Advisor as directors, officers or otherwise and that directors, officers and stockholders of the Advisor or the Sub-Advisor are or may be or become similarly interested in the Fund, and that the Advisor or the Sub-Advisor may be or become interested in the Fund as a shareholder or otherwise.
 7. Services to Other Companies or Accounts: The services of the Sub-Advisor to the Advisor are not to be deemed to be exclusive, the Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Advisor's ability to meet all of its obligations with respect to rendering investment advice hereunder.
The Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Advisor or the Fund.
 8. Standard of Care: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
 9. Duration and Termination of Agreement; Amendments:
  (a) Subject to prior termination as provided in sub-paragraph (d) of this paragraph 9, this Agreement shall continue in force until July 31, 1998 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.
(b) This Agreement may be modified by mutual consent of the Advisor, the Sub-Advisor and the Portfolio, such consent on the part of the Portfolio to be authorized by vote of a majority of the outstanding voting securities of the Portfolio.
(c) In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 9, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
(d) Either the Advisor, the Sub-Advisor or the Portfolio may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Trustees or Directors, or by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.
 10. Limitation of Liability: The Sub-Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that any obligations of the Fund or the Portfolio arising in connection with this Agreement shall be limited in all cases to the Portfolio and its assets, and the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio. Nor shall the Sub-Advisor seek satisfaction of any such obligation from the Trustees or any individual Trustee.
 11. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.
 The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.
 IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

    FIDELITY MANAGEMENT & RESEARCH COMPANY
    By /s/ Robert C. Pozen_______________
     President
    FIDELITY  MANAGEMENT & RESEARCH COMPANY(U.K.) INC.
    By /s/ Robert C. Pozen_______________
     President
    FIDELITY ADVISOR SERIES VIII
    on behalf of Fidelity Advisor Overseas Fund
    By  /s/ Robert C. Pozen_______________
     Senior Vice President